Exhibit 10(e)

FIRST AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment to Executive Employment Agreement (this “Amendment”) is entered into this 14 day of February, 2003 (the “Effective Date”), by and between David Tehle, an individual residing in Dallas County, Texas (“Executive”), and Haggar Clothing Co., a Nevada corporation, having principal offices at 6113 Lemmon Avenue, Dallas, Texas (“Haggar”).  Capitalized terms used herein, but not otherwise defined, shall have the same meaning assigned to them in the Employment Agreement (as defined below).

RECITALS

A.            Executive and Haggar entered into that certain Executive Employment Agreement, dated as of July 24, 2001 (the “Employment Agreement”);

B.            The parties desire to amend the Employment Agreement as set forth herein; and

C.            Haggar desires to continue to employ Executive, and Executive desires to continue his employment with Haggar, subject to the following modifications of the Employment Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Amendment to Section O.7.  Section O.7 of the Employment Agreement is hereby amended as follows:

(a)           Clause (i) is deleted in its entirety and replaced with the following:

“(i)          a merger or consolidation of Haggar Corp. or the Company with or into another entity, or the exchange of securities (other than a merger or consolidation) by the holders of the voting securities of Haggar Corp. or the Company and the holders of voting securities of any other entity, in which the shareholders of Haggar Corp. or the Company immediately before the transaction do not own 50% or more of the combined voting power of the voting securities of the surviving entity or its parent immediately after the transaction;”

(b)           The phrase “of two (2) consecutive years” is deleted from clause (v).

2.             Effect.  Except as amended by this Amendment, all of the provisions of the Employment Agreement are hereby affirmed, ratified and declared to be in full force and effect.

3.             Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one and the same Amendment.

4.             Governing Law.  This Amendment shall be governed, construed and enforced in accordance with the laws of the State of Texas, without giving effect to its rules governing choice of law.

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IN WITNESS WHEREOF, this Amendment has been entered into as of the date and year first above written.

EXECUTIVE:

/s/ David Tehle
David Tehle

HAGGAR:

HAGGAR CLOTHING CO.,
a Nevada corporation

/s/ Frank Bracken
Name: Frank Bracken
Title: President and Chief Operating Officer